Exhibit 3.139

State of Delaware
Office of the Secretary of State

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP OF SNAPPLE OF DISTRIBUTION CORP., A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, MERGING MR. NATURAL, INC. A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEW YORK, PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1993, AT 9 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS ON THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1993 FOR RECORDING.
* * * * * * * * * *

/s/ William T. Quillen

William T. Quillen, Secretary of State
	AUTHENTICATION:	*4223881
933655286	DATE:	12/31/1993

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/31/1993
933655286 – 2341593
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
MR. NATURAL, INC.
INTO
SNAPPLE DISTRIBUTION CORP.
(PURSUANT TO SECTION 253 OF THE GENERAL
CORPORATION LAW OF DELAWARE)
     Snapple Distribution Corp., a Delaware corporation (the “Corporation”) does hereby certify:
     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.
     SECOND: That the Corporation owns all the outstanding shares of each class of the capital stock of Mr. Natural, Inc., a New York corporation.
     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 30th day of December, 1993, determined to merge into itself Mr. Natural, Inc. on the conditions set forth in such resolutions:

RESOLVED:	That, effective at 12:00 a.m. midnight on January 1, 1994, the Corporation merge into itself its wholly-owned subsidiary, Mr. Natural, Inc., and assume all said subsidiary’s liabilities and obligations; and that this Corporation change its name to “Mr. Natural, Inc.” at the effective time of the merger.

FURTHER
RESOLVED:	That the president or any vice president and the secretary or any assistant secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolution to merge said Mr. Natural, Inc. into this Corporation and to assume said subsidiary’s liabilities and obligations and that the Corporation change its name to “Mr. Natural, Inc.” at the effective time of the merger and the date of adoption thereof and to file the same in the office of the Secretary of State of the State of Delaware and a certified copy thereof in the office of the Recorder of Deeds of Newcastle.

     IN WITNESS WHEREOF, said Snapple Distribution Corp. has caused its corporate seal to be affixed and this certificate to be signed by Peter G. Strahm, its CEO and President, and attested by Allan Dowds, its Assistant Secretary this 30th day of December, 1993.

SNAPPLE DISTRIBUTION CORP.
By:	/s/ Peter G. Strahm
	Name:	Peter G. Strahm
	Title:	CEO and President

ATTEST:

By:	/s/ Allan Dowds Name: Allan Dowds
Title: Assistant Secretary
8158M